                                                                    EXHIBIT 10.1

                              ZILKHA ENERGY COMPANY

                              STAY-ON BONUS PROGRAM


                  This Stay-on Bonus Program (the "Program") has been adopted by Zilkha Energy Company (the "Company") effective as of September 1, 1997.

A.       DEFINITIONS

         1.       "Base Pay" means the Eligible Employee's annual base salary.

         2. "Change in Control" means the date of which Selim K. Zilkha ceases to own (other than due to his death) more than 50% of the voting securities of the Company.

         3. "Eligible Employee" means any individual who, on September 1, 1997 was an employee of the Company.

         4. "Stay-on Bonus" means a lump sum payment equal to the Eligible Employee's Base Pay as of the effective date of the Change in Control.

B.       STAY-ON BONUS PAYMENT

         1. Each Eligible Employee shall be entitled to receive a Stay-on Bonus under this Program if, and only if, the Eligible Employee continues his or her employment with the Company from the effective date of the Program until the effective date of the Change in Control.

         2. Stay-on Bonuses shall be paid in a single lump sum on or as soon as reasonably practicable following the effective date of the Change in Control.

         3. The Company shall withhold all applicable taxes from each Stay-on Bonus payment.

C.       ADMINISTRATION, ETC.

         1. This Program shall continue in effect through the date all Stay-on Bonuses due hereunder have been paid; provided, however, the Program shall automatically terminate on June 30, 1998 if a Change in Control has not occurred by that date.

         2. The Company, acting through its President or Executive Vice President, shall have the full discretionary authority to (i) administer, construe and interpret the Program, decide all questions of eligibility, determine the amount of payment hereunder, and make all other determinations necessary or advisable for the administration of the Program, and (ii) to amend the Program, provided, however, no such amendment shall adversely affect the Stay-on Bonus an Eligible Employee would receive if the Change in Control occurred immediately before such amendment.